EXHIBIT 23




            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 3, 1994, included in The Quaker Oats Company annual report to shareholders for the year ended June 30, 1994, into this Form 10-K and into the Company's previously filed Registration Statement File Nos. 33-13980, 33-13981, 33-32970, 2-79503 and 33-33253.




                       ARTHUR ANDERSEN LLP




Chicago, Illinois,

  September 21, 1994